Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Charles M. Caporale

 (714) 940-8060

 cap.caporale@newhorizons.com

New Horizons Reports 2005 Results

ANAHEIM, Calif. — February 20, 2007 — New Horizons Worldwide, Inc. (NEWH.PK) today filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) to announce financial results for the year ended December 31, 2005.   As explained more fully in the Form 8-K, the release of the 2005 financial results was delayed due to issues associated with the completion of the 2004 audit and restatement of 2003 financial results.  Investors are encouraged to read the Form 8-K in its entirety. It may be accessed through the Company’s website, http://www.newhorizons.com, or the SEC’s website, http://www.sec.gov.

President and CEO Mark Miller commented that “The Company is working with its present auditors to file its 2006 audited financial statements on a Form 10-K during the second quarter of 2007.”

2005 Results

Revenue for the year ended December 31, 2005 totaled $106.4 million, compared to $119.9 million in 2004.  Revenue from the company-owned training centers declined to $75.0 million from $86.8 million in 2004.  Franchising revenues totaled $31.4 million as compared to $33.2 million in 2004.

The net loss attributable to common shareholders for 2005 was $9.4 million, or ($0.90) per diluted share, compared to a loss of $23.2 million, ($2.22) per diluted share, in 2004.  Impairment charges impacted both 2005 and 2004 and totaled $2.4 million and $8.8 million respectively.

About New Horizons Computer Learning Centers

Anaheim, California-based New Horizons Computer Learning Centers (NEWH.PK) was named the world’s largest independent IT training company by IDC in 2006. New Horizons franchises the New Horizons Computer Learning Center brand in the US and around the world through its subsidiary, New Horizons Franchising Group, Inc., and also owns and operates several computer training centers in the US.  Through its Integrated Learning offering, New Horizons provides customer-focused computer training choices with a wide variety of tools and resources that reinforce the learning experience. With more than 280 centers in 56 countries, New Horizons sets the pace for innovative training programs that meet the changing needs of the industry.  For more information, or to find a local New Horizons Computer Learning Center, visit www.newhorizons.com.

Certain matters discussed in this press release are forward-looking statements, which involve risks and uncertainties.  Any statements about expectations, beliefs, plans, objectives, assumptions, future events or performance are not historical facts and are forward-looking statements.  These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “estimate,” “intend,” “plan,” “projection,” “would,” “outlook” and other similar expressions to identify forward-looking statements.  The forward-looking statements in this press release are based upon beliefs, assumptions and expectations of the Company’s management as to the Company’s future operations and economic performance, taking into account the information currently available.  These statements are not statements of historical fact.  The Company’s actual results may differ significantly from the results discussed in the forward-looking statements.  Readers should not place undue reliance on these forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for the Company to predict which factors will arise.  In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Any forward-looking statements should be qualified in their entirety by reference to the following risk factors:  our auditors have raised concerns about our ability to remain in business until our financial performance improves; failure to raise additional capital to fund future operations could jeopardize our continued existence; we will incur substantial expenses relating to remediation of material weaknesses in our internal controls identified in our internal review, which will materially and adversely affect our financial condition, results of operations, and cash flows; we may not be able to achieve profitability in the future; our common stock was delisted by the NASDAQ Stock Market on July 22, 2005 for failure to satisfy a continued listing rule or standard, and as a result, the ability of investors to buy and sell our common stock is severely restricted; the trading price of our common stock may be volatile and could continue to decline; our charter documents and Delaware law may discourage an acquisition of New Horizons that could deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices; and, the Company is not current with its filings with the SEC, including the 2004 and 2005 Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005, and March 31, June 30 and September 30, 2006, and the Company is unable to determine as what time it will be current with these filings.